Exhibit 99.1

EPR Properties Reports First Quarter 2023 Results

Kansas City, MO, April 26, 2023 -- EPR Properties (NYSE:EPR) today announced operating results for the first quarter ended March 31, 2023 (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2023	2022
Total revenue	$171,396	$157,472
Net income available to common shareholders	51,624	36,159
Net income available to common shareholders per diluted common share	0.69	0.48
Funds From Operations as adjusted (FFOAA) (1)	96,006	83,213
FFOAA per diluted common share (1)	1.26	1.10
Adjusted Funds From Operations (AFFO) (1)	98,734	87,845
AFFO per diluted common share (1)	1.30	1.16

(1) A non-GAAP financial measure

First Quarter Company Headlines
•Strong First Quarter Results - The Company's net income per diluted common share and FFOAA per diluted common share for the quarter ended March 31, 2023 grew by approximately 44% and 15%, respectively, versus the prior year, demonstrating the Company's continued strong recovery from the impact of the COVID-19 pandemic.
•Executes on Investment Pipeline - The Company's investment spending for the first quarter of 2023 totaled $66.5 million and consisted of experiential acquisitions and development and redevelopment projects. As of March 31, 2023, the Company has also committed an additional approximately $245.0 million for experiential development and redevelopment projects, which is expected to be funded over the next two years without the need to raise additional capital.
•Solid Deferral Collections - During the first quarter of 2023, the Company collected $6.5 million of deferred rent from cash basis customers that was booked as additional revenue and $0.6 million of deferred rent from accrual basis customers that reduced receivables. Through March 31, 2023, the Company has collected approximately $127.0 million of rent and interest that had been deferred as a result of the pandemic.
•Strong Liquidity Position - As of March 31, 2023, the Company had cash on hand of $96.4 million, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile, all at fixed interest rates with no maturities until 2024.

“Our strong momentum from last year continued into the start of 2023,” stated Greg Silvers, Chairman and CEO of EPR Properties. “We are pleased with the strong recovery and the resilience of our experiential investments, as consumers continue to allocate post-pandemic discretionary spend on the drive-to, value-oriented leisure and entertainment options that our customers offer. Additionally, we have collected all scheduled rent and deferral payments through April from Regal as we continue working with them through the bankruptcy process toward a resolution. Our strong liquidity position allows us to deploy capital in a disciplined manner across a variety of experiential properties, including having a committed pipeline that we will fund in the coming quarters. With a durable income stream, an ongoing recovery, and additional growth from our investment pipeline, we are encouraged by our outlook for the year.”

Investment Update
The Company's investment spending during the three months ended March 31, 2023 totaled $66.5 million and included the acquisition of a fitness and wellness property for approximately $46.7 million. Investment spending for the quarter also included experiential build-to-suit development and redevelopment projects.

As of March 31, 2023, the Company has also committed an additional approximately $245.0 million for experiential development and redevelopment projects, which is expected to be funded over the next two years without the need to raise additional capital. During the remainder of 2023, we intend to continue to be more selective in making investments, utilizing excess cash flow and borrowings under our line of credit, until such time as our cost of capital returns to acceptable levels.

Solid Deferral Collections
In addition to regular quarterly collections, during the first quarter of 2023, the Company collected $6.5 million of deferred rent from cash basis customers that was booked as additional revenue and $0.6 million of deferred rent from accrual basis customers that reduced receivables, leaving only $1.5 million of deferred rent receivable remaining on the balance sheet at March 31, 2023. Through March 31, 2023, the Company has collected approximately $127.0 million of rent and interest that had been deferred as a result of the pandemic.

Regal Update
On September 7, 2022, Cineworld Group, plc, Regal Entertainment Group and the Company's other Regal theatre tenants (collectively, “Regal”) filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Code”). Regal leases 57 theatres from the Company pursuant to two master leases and 28 single property leases (the “Regal Leases”). Revenue for Regal continues to be recognized on a cash basis. As a result of the filing, Regal did not pay its rent or monthly deferral payment for September 2022 but subsequently paid portions of this amount pursuant to an order of the bankruptcy court. Regal resumed payment of rent and deferral payments for all Regal Leases commencing in October 2022 and has continued making these payments through April 2023. However, there can be no assurance that subsequent payments will be made in a timely and complete manner.

In December of 2022, Regal filed a motion to reject leases for three of our properties, but thus far has not elected to proceed with these rejections. On April 2, 2023, Regal reported that it had entered into a restructuring support agreement with secured lenders holding most of Regal's outstanding secured indebtedness. On April 11, 2023, Regal filed a plan of reorganization and an accompanying disclosure statement. Based on this progress, Regal has announced its expectation to emerge from the bankruptcy case by mid-year. Given the complexity of this matter, there can be no assurance that Regal will not experience delays in concluding the bankruptcy case.

The Company is currently in negotiations with Regal regarding the properties Regal will continue to operate and the terms and conditions of leases for those properties. Regal is entitled to certain rights under the Code regarding the assumption or rejection of the Regal Leases. There can be no assurance that these negotiations will be successful and which Regal Leases, if any, will be assumed under the Code. Additionally, Regal owes the Company a significant amount of rent deferred during the COVID-19 pandemic pursuant to a Promissory Note. This amount is not in the accompanying consolidated balance sheet and there can be no assurance how much of the amount, if any, the Company will recover under the Promissory Note.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. The Company had $96.4 million of cash on hand at quarter-end, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile all at fixed interest rates with no maturities until 2024.

Portfolio Update
The Company's total assets were $5.8 billion (after accumulated depreciation of approximately $1.3 billion) and total investments (a non-GAAP financial measure) were approximately $6.7 billion at March 31, 2023, with Experiential investments totaling $6.2 billion, or 92%, and Education investments totaling $0.5 billion, or 8%.

The Company's Experiential portfolio (excluding property under development and undeveloped land inventory) consisted of the following property types (owned or financed) at March 31, 2023:
•172 theatre properties;
•56 eat & play properties (including seven theatres located in entertainment districts);
•23 attraction properties;
•11 ski properties;
•seven experiential lodging properties;
•16 fitness & wellness properties;
•one gaming property; and
•three cultural properties.

As of March 31, 2023, the Company's owned Experiential portfolio consisted of approximately 20.0 million square feet, which was 98% leased and included a total of $85.8 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at March 31, 2023:
•65 early childhood education center properties; and
•nine private school properties.

As of March 31, 2023, the Company's owned Education portfolio consisted of approximately 1.4 million square feet, which was 100% leased.

The combined owned portfolio consisted of 21.4 million square feet and was 98% leased.

Guidance
Due to the continuing uncertainties related to Regal's bankruptcy proceedings, the Company is not providing 2023 earnings guidance at this time. Earnings guidance is expected to be provided subsequent to the resolution of such proceedings.

The Company is confirming 2023 investment spending guidance of a range of $200.0 million to $300.0 million.

Dividend Information
The Company declared regular monthly cash dividends during the first quarter of 2023 totaling $0.825 per common share. Additionally, the Board declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on both the Company's 5.75% Series C cumulative convertible preferred shares and Series G cumulative redeemable preferred shares and $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on April 27, 2023 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the audio-only call, visit the Webcasts page for the link to register and receive dial-in information and a PIN providing access to the live call. It is recommended that you join 10 minutes prior to the start of the event (although you may register and dial-in at any time during the call).

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the first quarter ended March 31, 2023 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2023	2022
Rental revenue	$151,591	$139,603
Other income	9,333	9,305
Mortgage and other financing income	10,472	8,564
Total revenue	171,396	157,472
Property operating expense	14,155	13,939
Other expense	8,950	8,097
General and administrative expense	13,965	13,224
Transaction costs	270	2,247
Credit loss expense (benefit)	587	(306)
Impairment charges	—	4,351
Depreciation and amortization	41,204	40,044
Total operating expenses	79,131	81,596
Loss on sale of real estate	(560)	—
Income from operations	91,705	75,876
Interest expense, net	31,722	33,260
Equity in loss from joint ventures	1,985	106
Income before income taxes	57,998	42,510
Income tax expense	341	318
Net income	$57,657	$42,192
Preferred dividend requirements	6,033	6,033
Net income available to common shareholders of EPR Properties	$51,624	$36,159
Net income available to common shareholders of EPR Properties per share:
Basic	$0.69	$0.48

Diluted	$0.69	$0.48
Shares used for computation (in thousands):
Basic	75,084	74,843
Diluted	75,283	75,047

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	March 31, 2023	December 31, 2022
Assets
Real estate investments, net of accumulated depreciation of $1,341,527 and $1,302,640 at March 31, 2023 and December 31, 2022, respectively	$4,708,342	$4,714,136
Land held for development	20,168	20,168
Property under development	85,829	76,029
Operating lease right-of-use assets	197,357	200,985
Mortgage notes and related accrued interest receivable, net	461,263	457,268
Investment in joint ventures	50,978	52,964
Cash and cash equivalents	96,438	107,934
Restricted cash	2,599	2,577
Accounts receivable	50,591	53,587
Other assets	83,050	73,053
Total assets	$5,756,615	$5,758,701
Liabilities and Equity
Accounts payable and accrued liabilities	$76,244	$80,087
Operating lease liabilities	238,096	241,407
Dividends payable	27,859	27,438
Unearned rents and interest	71,601	63,939
Debt	2,811,653	2,810,111
Total liabilities	3,225,453	3,222,982
Total equity	$2,531,162	$2,535,719
Total liabilities and equity	$5,756,615	$5,758,701

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO transaction costs, credit loss expense (benefit), costs associated with loan refinancing or payoff, severance expense, preferred share redemption costs and impairment of operating lease right-of-use assets and subtracting sale participation income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and Trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three months ended March 31, 2023 and 2022 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2023	2022
FFO:
Net income available to common shareholders of EPR Properties	$51,624	$36,159
Loss on sale of real estate	560	—
Impairment of real estate investments, net	—	4,351
Real estate depreciation and amortization	41,000	39,827
Allocated share of joint venture depreciation	2,055	1,487
FFO available to common shareholders of EPR Properties	$95,239	$81,824

FFO available to common shareholders of EPR Properties	$95,239	$81,824
Add: Preferred dividends for Series C preferred shares	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,939
Diluted FFO available to common shareholders of EPR Properties	$99,115	$85,701

FFOAA:
FFO available to common shareholders of EPR Properties	$95,239	$81,824
Transaction costs	270	2,247
Credit loss expense (benefit)	587	(306)
Gain on insurance recovery (included in other income)	—	(552)
Deferred income tax benefit	(90)	—
FFOAA available to common shareholders of EPR Properties	$96,006	$83,213

FFOAA available to common shareholders of EPR Properties	$96,006	$83,213
Add: Preferred dividends for Series C preferred shares	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,939
Diluted FFOAA available to common shareholders of EPR Properties	$99,882	$87,090

AFFO:
FFOAA available to common shareholders of EPR Properties	$96,006	$83,213
Non-real estate depreciation and amortization	204	217
Deferred financing fees amortization	2,129	2,071
Share-based compensation expense to management and trustees	4,322	4,245
Amortization of above and below market leases, net and tenant allowances	(89)	(87)
Maintenance capital expenditures (1)	(2,176)	(1,351)
Straight-lined rental revenue	(2,105)	(595)
Straight-lined ground sublease expense	565	248
Non-cash portion of mortgage and other financing income	(122)	(116)
AFFO available to common shareholders of EPR Properties	$98,734	$87,845

AFFO available to common shareholders of EPR Properties	$98,734	$87,845
Add: Preferred dividends for Series C preferred shares	1,938	1,938
Add: Preferred dividends for Series E preferred shares	1,938	1,939
Diluted AFFO available to common shareholders of EPR Properties	$102,610	$91,722

	Three Months Ended March 31,
	2023	2022
FFO per common share:
Basic	$1.27	$1.09
Diluted	1.25	1.09
FFOAA per common share:
Basic	$1.28	$1.11
Diluted	1.26	1.10
AFFO per common share:
Basic	$1.31	$1.17
Diluted	1.30	1.16
Shares used for computation (in thousands):
Basic	75,084	74,843
Diluted	75,283	75,047

Weighted average shares outstanding-diluted EPS	75,283	75,047
Effect of dilutive Series C preferred shares	2,272	2,241
Effect of dilutive Series E preferred shares	1,663	1,664
Adjusted weighted average shares outstanding-diluted Series C and Series E	79,218	78,952
Other financial information:
Dividends per common share	$0.8250	$0.7750

(1) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO per share for the three months ended March 31, 2023 and March 31, 2022. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share for those periods.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net, and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating the Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure because it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and because it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating the Net Debt to Adjusted EBITDAre Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	March 31,
	2023	2022
Net Debt:
Debt	$2,811,653	$2,805,853
Deferred financing costs, net	29,576	35,376
Cash and cash equivalents	(96,438)	(323,761)
Net Debt	$2,744,791	$2,517,468

Gross Assets:
Total Assets	$5,756,615	$5,818,070
Accumulated depreciation	1,341,527	1,206,317
Cash and cash equivalents	(96,438)	(323,761)
Gross Assets	$7,001,704	$6,700,626

Debt to Total Assets Ratio	49%	48%
Net Debt to Gross Assets Ratio	39%	38%

	Three Months Ended March 31,
	2023	2022
EBITDAre and Adjusted EBITDAre:
Net income	$57,657	$42,192
Interest expense, net	31,722	33,260
Income tax expense	341	318
Depreciation and amortization	41,204	40,044
Loss on sale of real estate	560	—
Impairment of real estate investments, net	—	4,351
Allocated share of joint venture depreciation	2,055	1,487
Allocated share of joint venture interest expense	2,083	1,121
EBITDAre	$135,622	$122,773

Gain on insurance recovery (1)	—	(552)
Transaction costs	270	2,247
Credit loss expense (benefit)	587	(306)
Adjusted EBITDAre	$136,479	$124,162

Adjusted EBITDAre (annualized) (2)	$545,916	$496,648

Net Debt/Adjusted EBITDA Ratio	5.0	5.1

(1) Included in other income in the accompanying consolidated statements of income (loss) and comprehensive income for the quarter. Other income includes the following:
	Three Months Ended March 31,
	2023	2022
Income from settlement of foreign currency swap contracts	$224	$45
Gain on insurance recovery	—	552
Operating income from operated properties	9,101	8,648
Miscellaneous income	8	60
Other income	$9,333	$9,305

(2) Adjusted EBITDA for the quarter is multiplied by four to calculate an annualized amount.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable and related accrued interest receivable, net, investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total assets (computed in accordance with GAAP) to total investments is included in the following table (unaudited, in thousands):

	March 31, 2023	December 31, 2022

Total assets	$5,756,615	$5,758,701
Operating lease right-of-use assets	(197,357)	(200,985)
Cash and cash equivalents	(96,438)	(107,934)
Restricted cash	(2,599)	(2,577)
Accounts receivable	(50,591)	(53,587)
Add: accumulated depreciation on real estate investments	1,341,527	1,302,640
Add: accumulated amortization on intangible assets (1)	24,344	23,487
Prepaid expenses and other current assets (1)	(38,791)	(33,559)
Total investments	$6,736,710	$6,686,186

Total Investments:
Real estate investments, net of accumulated depreciation	$4,708,342	$4,714,136
Add back accumulated depreciation on real estate investments	1,341,527	1,302,640
Land held for development	20,168	20,168
Property under development	85,829	76,029
Mortgage notes and related accrued interest receivable, net	461,263	457,268
Investment in joint ventures	50,978	52,964
Intangible assets, gross (1)	64,156	60,109
Notes receivable and related accrued interest receivable, net (1)	4,447	2,872
Total investments	$6,736,710	$6,686,186

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	March 31, 2023	December 31, 2022
Intangible assets, gross	$64,156	$60,109
Less: accumulated amortization on intangible assets	(24,344)	(23,487)
Notes receivable and related accrued interest receivable, net	4,447	2,872
Prepaid expenses and other current assets	38,791	33,559
Total other assets	$83,050	$73,053
About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues that create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.8 billion (after accumulated depreciation of approximately $1.3 billion) across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, the uncertain financial impact of the COVID-19 pandemic, uncertainties regarding the ultimate impact of a customer's pending bankruptcy proceeding on our existing leases with Regal theatre tenants, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 816-472-1700
www.eprkc.com